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XHIBIT 21



                       SUBSIDIARIES OF HYDE ATHLETIC INDUSTRIES, INC.


                                                              Jurisdiction of                Percentage
               Name                                            Incorporation                    Ownership


Hyde International Services, Ltd.                                 Hong Kong                           100%

Hyde Transition Corp.*                                            Massachusetts                       100%

Spot-Bilt, Inc.**                                                 Maine                               100%

Saucony Canada, Inc.***                                           Ontario                              85%

Saucony, Inc.***                                                  Massachusetts                       100%

Saucony Sports, B.V.***                                           Netherlands                          76%

Saucony SP Pty. Ltd.***                                           Australia                            50%

Saucony Deutschland Vertriebs GmbH ***                            Germany                             100%

Quintana Roo, Inc.****                                            Delaware                            100%



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

*       Formerly known as Brookfield Athletic Co., Inc.
**      Does business as "Spot-Bilt."
***     Does business as "Saucony."
****    Does business as "Quintana Roo."

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